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          EMPLOYMENT CONTRACT dated as of March 18, 1994, between Willcox &
Gibbs, Inc., a New York corporation ("W&G"), whose business address is 530 Fifth Avenue, New York, New York 10036, and Alain C. Viry, whose address is 36 rue de Richelieu 75001, Paris, France ("Employee").

          Employee is currently a senior executive of Rexel, S.A., a substantial stockholder of W&G, based in Paris, France. In order to induce Employee to become a senior executive of W&G, W&G desires to enter into this Employment Contract with Employee, effective as of the date hereof, and Employee is willing to do so, on the terms and conditions hereinafter set forth.

          Accordingly, in consideration of the premises and the mutual agreements hereafter set forth, the parties hereby agree as follows:

          1.   TERM

          W&G agrees to employ Employee to perform services in a senior executive capacity for a period (the "Employment Period") commencing as of the date hereof and ending on the third anniversary of the date hereof, which period shall be automatically extended thereafter for successive one year terms, subject to termination at such time as is provided by Section 8.

          2.   NATURE OF SERVICES

          Initially and for so long during the Employment Period as is required by W&G's Board of Directors, Employee shall be employed as chief executive officer of W&G. Employee's principal services shall be rendered in Coral Gables, Florida.

          3.   AGREEMENT TO SERVE

          Employee agrees to his employment as described in Section 2 and agrees to devote all of his business time and efforts during the Employment Period to the performance of his duties under this Employment Contract; PROVIDED, HOWEVER, that he shall be permitted to pursue personal and family business and investment activities of a non-competitive nature so long as such activities in the aggregate do not consume a material amount of business time and effort and do not, in any event, interfere with the performance of his duties under this Employment Contract.

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          4.   COMPENSATION AND BENEFITS

          Employee's salary during the Employment Period shall be fixed from time to time by the Executive Compensation Committee of the Board of Directors of W&G (the "Committee") but shall not be less than $300,000 per annum. Employee's salary during the Employment Period shall be paid in equal installments no less frequently than monthly. In addition:

          (a) Employee shall be entitled to receive such bonus or bonuses, with respect to each calendar year or portion thereof during which the Employment Period is in effect, as may be determined in accordance with such incentive plan applicable to the executive officers of W&G as shall be approved by the Committee; provided that Employee shall be entitled to a bonus of not less than $75,000 with respect to 1994. The bonus with respect to any year shall be paid by March 1 of the next succeeding year.

          (b) During the Employment Period, Employee shall be entitled to: (i) reimbursement for reasonable travel, entertainment and other expenses necessarily incurred in the performance of his duties hereunder upon submission and approval of written statements in accordance with W&G's standard policies as in effect from time to time; (ii) reasonable vacations in accordance with W&G's then current regular procedures governing executives: (iii) use of an automobile in the business of W&G, for which W&G agrees to pay all insurance, maintenance and fuel costs and license and registration fees; (iv) participation in all compensation, pension, welfare and fringe benefit plans, programs and policies of W&G applicable to senior executives of W&G (except that Employee shall not be included in W&G's medical and hospital insurance plan or retirement plans unless he requests in writing to be included); and (v) such additional compensation, in the form of incentive compensation or otherwise, and such participation in W&G stock option, stock award, stock purchase or other stock plans, as the Committee may from time to time provide.

          (c) As reimbursement for Employee's costs and expenses of relocating from France to the United States in 1994, W&G shall pay Employee $10,000 and reimburse him for reasonable out-of-pocket expenses of Employee in moving his property from France to Florida and one air fare (business class) from France to the U.S. for each of Employee, his wife and his children. In addition, W&G shall pay Employee such additional amounts as shall be necessary to reimburse him for any U.S. federal, state or local or French income taxes required to be paid by Employee with respect to payments to him pursuant to this subsection (c) (including this sentence), after taking into account any deductions to which Employee is entitled with respect to the reimbursed expenses.

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          (d)  W&G will reimburse Employee for the cost of round trip air fare
(business class) for up to eight trips between the U.S. and France taken after the date hereof and before September 1, 1995.

          (e) Upon termination of this Agreement for any reason (except pursuant to Section 8(a)(iii) or Section 8(c), W&G will reimburse Employee for reasonable out-of-pocket expenses of Employee in moving his property to France and one return air fare (business class) from the U.S. to France for each of Employee, his wife and his children.

          5.   NON-COMPETITION

          Employee agrees that he will not, directly or indirectly (individually or for, with or through any other person, firm or corporation), compete with W&G or any of its subsidiaries (i) during the Employment Period with respect to any business carried on by W&G or any such subsidiary or (ii) for a period of two years after the end of the Employment Period with respect to any business carried on at the end of the Employment Period by W&G or any of its subsidiaries in North America. Notwithstanding the foregoing:

          (a) If W&G terminates the Employment Period other than as expressly provided pursuant to this Employment Contract, this Section 5 shall cease to apply from and after such wrongful termination.

          (b) Employee shall be permitted to own not in excess of one percent of any class of securities or any publicly traded company, PROVIDED Employee is not part of any controlling group and is solely a passive investor.

          (c) Employee shall be entitled to perform services for Rexel, S.A. or any of its subsidiaries after the end of the Employment Period.

          6.   PATENTS, INVENTIONS

          All of Employee's interest in patents, patent applications, inventions, technological innovations, copyrights, developments and processes now or hereinafter during his employment by W&G owned or developed by Employee relating to the business of W&G or any subsidiary of W&G, shall belong to W&G, and without further compensation, but at W&G's expense, forthwith upon request of W&G, Employee shall execute any and all such assignments and other documents and take any and all such other action as W&G may reasonably request in order to

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vest in W&G all Employee's right, title and interest in and to such patents, patent applications, inventions, technological innovations, copyrights, developments or processes, free and clear of liens, charges and encumbrances.

          7.   CONFIDENTIAL INFORMATION

          All confidential information which Employee may now have or may obtain during his employment by W&G relating to the business of W&G or any affiliate thereof shall not be disclosed to any other person (except as required by law) either during or after the termination of the Employment Period without the prior written permission of W&G, and Employee shall return all tangible evidence of such confidential information to W&G prior to or at the termination of the Employment Period. Such information shall not include any information otherwise publicly known.

          8.   TERMINATION

          Notwithstanding anything herein contained:

          (a) If, during the Employment Period, Employee shall (i) die, (ii) become physically or mentally incapacitated or disabled for a period of six consecutive months to an extent which renders Employee unable to perform his services under this Employment Contract as evidenced by the written confirmation of an independent physician selected by W&G and not unreasonably rejected by Employee or his legal representatives, or (iii) be convicted of or plead guilty or no-contest to a felony or commit an act of personal dishonesty which was intended to personally enrich Employee or members of his family at the financial expense of W&G or any affiliate of W&G, then W&G shall have the right to give immediate notice of termination of the Employment Period whereupon the same shall be deemed terminated.

          (b) Employee shall have the right to give notice of termination for any reason of the Employment Period as of a date (not earlier than six months after such notice) to be specified in such notice.

          (c) If during the Employment Period Employee shall materially breach any of the terms of this Agreement, then W&G shall have the right to give written notice describing such breach in reasonable detail to Employee, and if Employee shall not within 60 days after the date such notice is given correct such breach or pay reasonable compensation to W&G for its direct damages attributable to such breach, W&G shall have the right to terminate the Employment Period, by written notice to

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Employee given within 90 days after the aforesaid notice of breach.  Such termination shall occur on the 30th day after such notice of termination is given.

          (d) Either Employee or W&G may give written notice to the other of his or its election not to extend the Employment Period at least three months prior to the scheduled automatic extension of the Employment Period.

          (e) W&G shall have the right to terminate the Employment Period immediately upon written notice by W&G to Employee.

          (f) Employee (or his estate or legal representatives) shall be entitled to receive, in the event of termination of the Employment Period pursuant to Sections 8(a), 8(b), 8(c) or 8(d), (i) salary at the highest annual rate in effect at any time during the period of 12 months preceding the giving of notice of termination (the "Then Current Rate") to the day on which termination shall take effect, (ii) such bonus and other benefits as Employee is entitled to receive pursuant to Section 4(a) hereof payable in accordance with the terms thereof and (iii) any other bonus or benefit as may be provided by the Committee. Benefits, or other amounts to which Employee has become entitled during his employment, under Section 4 or any other program or plan of W&G, including those which are payable at or following termination of the Employment Period shall be paid in accordance with the particular program or plan except as otherwise expressly provided in this Employment Contract. If the Employment Period is terminated pursuant to Section 8(e), W&G shall pay to Employee for a period of 90 days after termination of the Employment Period salary at the Then Current Rate, minus any amount received by Employee as payment for services during such 90 day period rendered to any other person.

          9.   INDEMNIFICATION

          In addition to (and not in lieu of) any of Employee's rights to indemnification or otherwise, contained in W&G's certificate of incorporation, by-laws, the Indemnity Agreement dated November 12, 1992, between Employee and W&G or any other agreement, if any action, suit, proceeding (including any arbitration proceeding) or claim shall be brought or asserted with respect to the enforcement or interpretation of this Employment Contract or any provision contained herein, W&G, to the full extent permitted by applicable law and its certificate of incorporation and by-laws as in effect on the date hereof, hereby indemnifies Employee for his reasonable attorneys' fees and other expenses incurred in connection with such action,

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suit, proceeding or claim and agrees to pay or reimburse the same promptly upon demand by Employee (plus interest at the applicable Federal rate provided in Section 7872(f)(2) of the Internal Revenue Code of 1986, as amended), provided that W&G shall not be obligated to indemnify Employee under this Employment Contract with respect to any action, suit, proceeding or claim brought by Employee in which it is finally determined that Employee's interpretations of this Employment Contract at issue, taken as a whole, are less correct than the interpretations asserted by W&G. W&G shall preserve and make available to Employee all documents and information now or hereafter in the possession of W&G which may be required by Employee for the prosecution or defense of any such action, suit, proceeding or claim.

          10.  PAYMENT OBLIGATION ABSOLUTE

          W&G's obligation to make payments provided for in this Employment Contract and otherwise perform its obligations hereunder shall be absolute and unconditional and shall not be affected by any setoff, counterclaim, recoupment, defense or other circumstance or rights which W&G may have against Employee or anyone else (including without limitation any rights which W&G may have against Employee for violation of Sections 5 or 7 of this Employment Contract, all of which shall be required to be asserted in independent proceedings). Employee shall not be required to mitigate the amount of any payment provided for herein by seeking other employment or taking any other action nor shall the amount of any payment provided for herein be reduced by amounts earned by Employee from other employment or otherwise after the termination of the Employment Period, except as provided in Section 8(f).

          11.  ENTIRE AGREEMENT: SEVERABILITY

          This Employment Contract sets forth the entire understanding of the parties with respect to the subject matter herein and may be modified only by a written instrument duly executed by each party. The invalidity or unenforceability of any provision of this Employment Contract shall not affect the validity or enforceability of any other provision.

          12.  NOTICES

          Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by certified mail, telex, telecopy (or like transmission) or delivery against receipt to the party to whom it is given (i) at such party's address set forth in the preamble to this Employment Contract or (ii) to such other

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address as the party shall have furnished in writing in accordance with the provisions of this Section 12. Any notice or other communication shall be deemed to have been given as of the date so delivered or transmitted by telex or telecopy (or like transmission) and the appropriate answerback received or three days after the date so mailed.

          13.  ASSIGNMENT: ASSUMPTION

          In the event of a future disposition of (or including) the properties and business of W&G, substantially as an entirety, by merger, consolidation, sale of stock or assets or otherwise, then W&G shall require the acquiring or surviving corporation (which shall be substituted for W&G hereunder) to expressly assume and agree to perform this Employment Contract in the same manner and to the same extent that W&G would have been required to perform it had no such disposition occurred. Employee's rights under this Employment Contract shall not be transferable by assignment or otherwise, shall not be subject to commutation or encumbrance and shall not be subject to the claims of Employee's creditors.

          14.  BINDING EFFECT: INUREMENT

          This Employment Contract shall be binding upon and inure to the benefit of W&G, its successors and those who are its assigns under Section 13.

          15.  ARBITRATION

          Any controversy or claim arising out of or in connection with this Employment Contract shall be settled by arbitration held in Miami, Florida in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered may be entered in any court having jurisdiction. Without limiting the provisions of Section 9, the costs of the arbitration proceedings shall be borne by the Company.

          16.  GOVERNING LAW

          This Employment Contract shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of laws.

          17.  WITHHOLDING

          W&G shall withhold from all amounts payable to Employee under this Employment Contract all federal, state and local taxes required by law to be withheld with respect to such payments.

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     IN WITNESS WHEREOF, the parties have duly executed this Employment Contract as of the date first above written.


                                   WILLCOX & GIBBS, INC.


                                   By
                                     ---------------------------------------


                                     ---------------------------------------
                                                  Alain C. Viry